Exhibit 99.1

Media Release

Mitel Amends Credit Facility to Provide Short Term Flexibility

Ottawa, Ontario, Canada, September 29, 2015 Mitel® (Nasdaq:MITL) (TSX:MNW) a global leader in real-time business, cloud and mobile communications today announced that its syndicate of lenders has agreed to amendments to certain of the covenants contained in the agreement governing its senior secured credit facility. The amendment provides greater flexibility with respect to Mitel’s permitted leverage ratio, the primary financial covenant contained in the credit agreement.

“As part of prudent treasury management, Mitel monitors our covenant position on an ongoing basis to ensure we maintain appropriate operating flexibility and the amendment announced today provides that.” said Steve Spooner, Chief Financial Officer, Mitel. “The willingness of our lender group to agree to this amendment demonstrates the confidence they have in the company.”

Among other things, the amendment to the credit agreement:

•	increases the leverage ratio covenant (as defined) to a maximum of 5.25 times consolidated EBITDA (as defined) through the quarter ending December 2015; declining to 4.75 times for the quarter ending in March 2016; and thereafter returning to existing covenant levels consistent with the terms of the credit agreement;

•	increases the applicable margin on the initial term loans from 4.00% to 4.50% for Eurodollar loans and from 3.00% to 3.50% for Base Rate Loans; and

•	resets the 101 soft call provision to run for one year through September 2016.

The total borrowing amounts under the credit facility and maturity dates have not changed. The company’s total $710 million credit facilities consist of an undrawn US$50 million revolving credit facility and a fully drawn US$660 million term loan facility. The revolving credit facility matures on April 29, 2020 and the term loan facility matures on April 29, 2022.

About Mitel

A global market leader in enterprise and mobile communications powering more than 2 billion business connections and 2 billion mobile subscribers every day, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and mobile carriers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries, and 130 mobile service providers including 15 of the top 20 mobile carriers in the world. That makes us unique, and the only company able to provide a bridge between enterprise and mobile customers. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation. All other trademarks are the property of their respective owners.

Media Release

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015, and in Mitel’s other publicly filed documents with the SEC. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

MITL-F

Contact Information:

Media – Americas Amy MacLeod 613-691-3317 amy.macleod@mitel.com	Media – EMEA/AP Duncan Miller +44 (0) 1291 612 646 duncan.miller@mitel.com

Investor Relations Michael McCarthy 469-574-8134, michael.mccarthy@mitel.com	Industry Analyst Cynthia Navarro 469-574-8113 cynthia.navarro@mitel.com